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Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated December 21, 2004, relating to the financial statements and financial highlights appearing in the October 31, 2004 Annual Reports to Shareholders of Columbia California Tax-Exempt Fund, and out report dated May 26, 2005, relating to the financial statements and financial highlights appearing in the March 31, 2005 Annual Report to Shareholders of the Nations California Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Columbia California Tax-Exempt Fund dated March 1, 2005 and Nations California Municipal Fund dated August 1, 2004, which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 3, 2005